Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

FORTIS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value	457(c)	26,676,727(1)	US$39.947(2)	US$1,065,655,213.47	0.0001476	US$157,290.71
Fees Previously Paid	-				-	-	-	-
Carry Forward Securities
Carry Forward Securities	-				-	-	-
	Total Offering Amounts				-	US$1,065,655,213.47	-	US$157,290.71
	Total Fees Previously Paid				-	-	-	-
	Total Fee Offsets				-	-	-	US$11,184.31(3)
	Net Fee Due				-	-	-	US$146,106.40

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common shares (“Common Shares”) that become issuable under the Registrant’s second amended and restated dividend reinvestment and share purchase plan by reason of any stock dividend, stock split or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding Common Shares.

(2) Based on the average of the high (US$40.16) and low (US$39.735) prices of the common shares of the Registrant on the New York Stock Exchange on May 6, 2024, and estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(3) See footnote (1) to Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Fortis Inc.	F-3	333-249039(2)	September 25, 2020		US$11,184.31 (1)	Equity	Common Shares, without par value	2,176,727(1)	US$86,165,738.30
Fee Offset Sources	Fortis Inc.	F-3	333-249039(2)		September 25, 2020						US$124,054.32(1)

(1) The Registrant previously paid US$137,104.39 in registration fees (of which the Registrant transferred funds in the amount of US$124,054.32 and used offsets for the balance of the fees in the amount of US$13,050.06) with respect to the Registration Statement on Form F-3 (File No. 333-249039) filed with the Securities and Exchange Commission (the “SEC”) on September 25, 2020 (the “2020 Registration Statement”), of which US$11,184.31 remained unutilized and is therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total registration fee required for this Registration Statement is US$157,290.71, taking into consideration the available offset of US$11,184.31 from the 2020 Registration Statement, the Registrant has accordingly transmitted US$146,106.40 otherwise due under this Registration Statement.

(2) The Registrant has terminated or completed any offerings that included the unsold securities under the 2020 Registration Statement.